UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: July 16, 2009

MILLER DIVERSIFIED CORPORATION
(Name of Registrant as specified in its charter)

Nevada	000-19001	84-1070932
(State or other jurisdiction of incorporation or jurisdiction)	(Commission file Number)	(I.R.S. Employer Identification Number)

4401 NW 167th Street
Miami, FL 330553050
(Address of principal executive offices)

Registrant′s telephone number, including area code: 786-222-5756

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 [ ] Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

 [ ] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

 [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 15, 2009, Miller Diversified, Corp. (“we,” “Miller” or the “Company”) entered into a binding letter of intent (the “Letter of Intent”) with Smoke Anywhere USA, Inc., a Florida corporation (“Smoke”). Pursuant to the Letter of Intent, Smoke and the Company will commence the negotiation and preparation of a definitive share purchase agreement (the “Definitive Agreement”) whereby the Company will receive 100% of the issued and outstanding shares of Smoke in exchange for common stock of the Company representing approximately 83% of the outstanding shares of common stock on a fully diluted basis (the “Transaction”) on or before September 1, 2009. Pursuant to the Letter of Intent, Smoke will become a wholly-owned subsidiary of the Company.

Smoke Anywhere USA, Inc., was founded in 2008 and is a marketer and distributor of personal vaporizers. Smoke Anywhere USA′s brands include Fifty-One®, Krave®, EZsmoker® and GreenPuffer®. Smoke Anywhere USA, currently sells its personal vaporizers internationally and domestically  through distributors, wholesalers and direct to consumers through its website.

The foregoing description of the Letter of Intent and the Transaction is qualified in its entirety by reference to the Letter of Intent attached as Exhibit 10.1 hereto.

Item 9.01. Exhibits.

Exhibit Number	Description

10.1	Letter of Intent between the Company and Smoke Anywhere USA, Inc., effective July 15, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MILLER DIVERSIFIED CORPORATION
Date: July 16, 2009
By: /s/ Kevin Frija
Kevin Frija
Principal Executive Officer